Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-139524, 333-145510, 333-111478, 333-82910, 333-128371 and 333-119406) and Form S-8 (Nos. 333-141805, 333-137777, 333-69441, 333-37276, 333-37278, 333-103433, 333-103435 and 333-69445) of Kulicke and Soffa Industries, Inc. of our report dated December 10, 2007 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

December 10, 2007